Trane Technologies Reports Record Second-Quarter 2022 Results; Raises Full-Year Revenue and EPS Guidance

Highlights (second-quarter 2022 versus second-quarter 2021, unless otherwise noted):

●	Reported bookings of $4.6 billion, up 6 percent; organic bookings* up 7 percent

●	Reported revenues of $4.2 billion, up 9 percent; organic revenues* up 11 percent

●	GAAP operating income up 9 percent; adjusted operating income* up 8 percent

●	GAAP continuing EPS of $2.17; adjusted continuing EPS* of $2.16, up 13 percent
●	Record backlog of $6.5 billion, up 43 percent; positioned well for 2022 and 2023

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

SWORDS, Ireland, August 3, 2022 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $2.17 for the second quarter of 2022. Adjusted continuing EPS was $2.16, up 13 percent, which excludes a net gain of $3.3 million related primarily to non-cash adjustments, transformation and other restructuring costs.

Second-Quarter 2022 Results

Financial Comparisons - Second-Quarter Continuing Operations

$, millions except EPS	Q2 2022	Q2 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,645	$4,384	6%	7%
Net Revenues	$4,190	$3,830	9%	11%
GAAP Operating Income	$711	$651	9%
GAAP Operating Margin	17.0%	17.0%	flat
Adjusted Operating Income*	$707	$656	8%
Adjusted Operating Margin*	16.9%	17.1%	(20 bps)
Adjusted EBITDA*	$786	$731	8%
Adjusted EBITDA Margin*	18.7%	19.1%	(40 bps)
GAAP Continuing EPS	$2.17	$1.91	14%
Adjusted Continuing EPS	$2.16	$1.92	13%
Restructuring and Transformation Costs**	$3.3	($5.3)	$8.6
**Primarily related to non-cash adjustments, transformation and other restructuring costs. For details see table 2 of the news release.

“Trane Technologies delivered another record quarter of financial performance thanks to strong execution of our purpose-driven sustainability strategy,” said Dave Regnery, chair and CEO of Trane Technologies.
“Customer demand for our innovative solutions in decarbonization and healthy, efficient spaces has never been higher, with second-quarter bookings of $4.6 billion eclipsing any quarter in the company’s history.

With the strength of our global team and the power of our business operating system, we remain confident in our ability to navigate persistent macro challenges and have raised our full-year guidance for revenue and EPS. As we look forward, our record backlog, financial strength, and leading innovation
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across a resilient portfolio of products and services position us well to deliver differentiated financial performance and shareholder returns in 2022 and over the long-term.”

Highlights from the Second Quarter of 2022 (all comparisons against second quarter of 2021 unless otherwise noted)

•Robust demand drove record second-quarter revenue, operating income and strong EPS growth. Well positioned for the second half of 2022 and 2023 with record backlog of approximately $6.5 billion and record quarterly bookings.
•Enterprise reported and organic bookings were up 6 percent and 7 percent, respectively.
•Enterprise reported revenues were up 9 percent including approximately 2 percentage points of negative foreign exchange impact. Organic revenues were up 11 percent.
•GAAP operating margin was flat, adjusted operating and adjusted EBITDA margins were down 20 and 40 basis points, respectively. Price versus material inflation was positive on a dollar basis. Total productivity and other inflation was negatively impacted by continued supply chain challenges including continued investment in spot buys and expedited freight to meet customer needs.

Second-Quarter Business Review (all comparisons against second quarter of 2021 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q2 2022	Q2 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,714.5	$3,359.0	11%	10%
Net Revenues	$3,386.3	$2,971.6	14%	13%
GAAP Operating Income	$643.7	$560.1	15%
GAAP Operating Margin	19.0%	18.8%	20 bps
Adjusted Operating Income	$635.2	$561.8	13%
Adjusted Operating Margin	18.8%	18.9%	(10 bps)
Adjusted EBITDA	$702.2	$621.0	13%
Adjusted EBITDA Margin	20.7%	20.9%	(20 bps)

•Americas delivered record quarterly revenue and bookings as customer demand for innovative products and services remained strong despite significant impacts from supply chain constraints.
•Reported and organic bookings were up 11 percent and 10 percent, respectively. Americas exited the second quarter of 2022 with record backlog.
•Reported and organic revenues were up 14 percent and 13 percent, respectively.
•GAAP operating margin was up 20 basis points, adjusted operating margin was down 10 basis points and adjusted EBITDA margin was down 20 basis points. Volume growth, positive price versus material inflation and productivity were more than offset by negative impacts from other inflation related to supply chain, freight, logistics and continued business reinvestment.

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Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q2 2022	Q2 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$493.6	$629.8	(22)%	(12)%
Net Revenues	$521.6	$523.2	flat	11%
GAAP Operating Income	$83.7	$99.1	(16)%
GAAP Operating Margin	16.0%	18.9%	(290 bps)
Adjusted Operating Income	$86.3	$99.5	(13)%
Adjusted Operating Margin	16.5%	19.0%	(250 bps)
Adjusted EBITDA	$92.4	$107.3	(14)%
Adjusted EBITDA Margin	17.7%	20.5%	(280 bps)

•Reported and organic bookings were down 22 percent and 12 percent, respectively. As expected, the bookings decline was driven by the Company's management of order timing in Transport to help protect the backlog from pricing inflation. Commercial HVAC bookings were up low-teens.
•Reported revenues were flat, including approximately 11 percentage points of negative foreign exchange impact. Organic revenues were up 11 percent. Commercial HVAC and Transport delivered organic revenue growth of high single digits and low teens, respectively.
•GAAP operating margin was down 290 basis points. Adjusted operating margin was down 250 basis points and adjusted EBITDA margin was down 280 basis points. Volume growth and price were more than offset by material inflation, negative impacts from foreign exchange, and productivity versus other inflation, arising from supply chain, freight and logistics challenges.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q2 2022	Q2 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$437.4	$394.9	11%	16%
Net Revenues	$282.5	$334.9	(16)%	(12)%
GAAP Operating Income	$40.6	$57.8	(30)%
GAAP Operating Margin	14.4%	17.3%	(290 bps)
Adjusted Operating Income	$40.4	$57.5	(30)%
Adjusted Operating Margin	14.3%	17.2%	(290 bps)
Adjusted EBITDA	$43.2	$63.0	(31)%
Adjusted EBITDA Margin	15.3%	18.8%	(350 bps)

•Reported bookings were up 11 percent while organic bookings were up 16 percent. Asia Pacific exited the second quarter of 2022 with record backlog.
•As expected, revenues in the quarter were negatively impacted by COVID-19 lockdowns in China. Reported revenues were down 16 percent including approximately 4 percentage points of negative foreign exchange impact. Organic revenues were down 12 percent.
•GAAP operating margin and adjusted operating margin were both down 290 basis points and adjusted EBITDA margin was down 350 basis points, driven by lower volumes in the quarter. Price versus material inflation was positive in the quarter.

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Balance Sheet and Cash Flow

$, millions	Q2 2022	Q2 2021	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$418	$752	($334)
Free Cash Flow Y-T-D*	$387	$696	($309)
Working Capital/Revenue*	4.0%	1.5%	250 bps increase
Cash Balance 30 June	$1,090	$2,912	($1,822)
Debt Balance 30 June	$4,837	$4,965	($128)
•Through June 30, 2022, the Company had cash flow from continuing operating activities of $418 million and generated free cash flow of $387 million.
•During the second quarter, the Company deployed $155 million in dividends, $110 million in M&A and $300 million in share repurchases. Year-to-date the Company has deployed $650 million for share repurchases and has approximately $3.7 billion remaining under current authorizations.
•The Company expects to continue to pay a competitive and growing dividend and to deploy 100 percent of excess cash to shareholders over time.

Raises Full-Year 2022 Revenue and EPS Guidance

•The Company expects full-year reported revenue growth of approximately 11 percent; organic revenue growth of approximately 12 percent versus full-year 2021.
•GAAP continuing EPS of $6.98 to $7.08, including EPS of $(0.07) for transformation, executive retirement and restructuring and other items; adjusted continuing EPS of $7.05 to $7.15.
•Additional information regarding the Company's 2022 guidance is included in the Company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future performance, statements relating to the continued impact of the COVID-19 global pandemic, capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including acquisitions, if any; our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity and cost savings associated with such activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers; cybersecurity risks, global economic conditions taking into account the global COVID-19 pandemic, and the war in Ukraine and potential recessions and economic downturns; commodity shortages, supply chain constraints and price increases; the outcome of any litigation, risks and uncertainties associated with Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC; demand for our products and services; and tax audits and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2021, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
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# # #
8/3/22

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 5: Reconciliation of GAAP to Non-GAAP
•Table 6: Condensed Consolidated Balance Sheets
•Table 7: Condensed Consolidated Statement of Cash Flows
•Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
704-712-5721, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com

*Q2 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

Adjusted operating income in 2022 is defined as GAAP operating income plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration. Adjusted operating income 2021 is defined as GAAP operating income plus restructuring costs and transformation costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q2 2022) less the prior period (e.g. Q2 2021), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2022 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration, net of tax impacts. Adjusted net earnings in 2021 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2022 is defined as GAAP continuing EPS plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration, net of tax impacts. Adjusted continuing EPS in 2021 is defined as GAAP continuing EPS plus restructuring costs and transformation costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2022 and 2021 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2022 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs, transformation costs and the continuing operations
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component of the qualified settlement fund (QSF) Funding. Free cash flow in 2021 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payables and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of June 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended June 30 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2022 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs, transformation costs and non-cash adjustments for contingent consideration divided by earnings from continuing operations before income taxes plus restructuring costs, transformation costs and non-cash adjustments for contingent consideration. Adjusted effective tax rate for 2021 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs and transformation costs divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1
TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2022	2021	2022	2021
Net revenues	$4,190.4	$3,829.7	$7,545.9	$6,847.3
Cost of goods sold	(2,867.0)	(2,559.0)	(5,233.5)	(4,623.4)
Selling and administrative expenses	(612.8)	(619.7)	(1,213.6)	(1,219.7)
Operating income	710.6	651.0	1,098.8	1,004.2
Interest expense	(55.9)	(59.3)	(111.9)	(120.0)
Other income/(expense), net	(1.6)	0.3	(2.3)	(6.9)
Earnings before income taxes	653.1	592.0	984.6	877.3
Provision for income taxes	(136.6)	(122.8)	(197.7)	(171.2)
Earnings from continuing operations	516.5	469.2	786.9	706.1
Discontinued operations, net of tax	(1.6)	(0.2)	(8.6)	0.7
Net earnings	514.9	469.0	778.3	706.8
Less: Net earnings from continuing operations attributable to noncontrolling interests	(5.6)	(4.3)	(8.8)	(6.9)
Net earnings attributable to Trane Technologies plc	$509.3	$464.7	$769.5	$699.9

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$510.9	$464.9	$778.1	$699.2
Discontinued operations	(1.6)	(0.2)	(8.6)	0.7
Net earnings	$509.3	$464.7	$769.5	$699.9

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$2.17	$1.91	$3.29	$2.87
Discontinued operations	(0.01)	—	(0.03)	0.01
Net earnings	$2.16	$1.91	$3.26	$2.88

Weighted-average number of common shares outstanding:
Diluted	235.7	243.4	236.4	243.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2022				For the six months ended June 30, 2022
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$4,190.4	$—		$4,190.4	$7,545.9	$—		$7,545.9

	Operating income	710.6	(3.3)	(a,b,c)	707.3	1,098.8	(6.6)	(a,b,c)	1,092.2
	Operating margin	17.0%			16.9%	14.6%			14.5%

	Earnings from continuing operations before income taxes	653.1	(3.3)	(a,b,c)	649.8	984.6	(6.6)	(a,b,c)	978.0
	Benefit (Provision) for income taxes	(136.6)	1.1	(d)	(135.5)	(197.7)	1.9	(d)	(195.8)
	Tax rate	20.9%			20.9%	20.1%			20.0%
	Earnings from continuing operations attributable to Trane Technologies plc	$510.9	$(2.2)	(e)	$508.7	$778.1	$(4.7)	(e)	$773.4

	Diluted earnings per common share
	Continuing operations	$2.17	$(0.01)		$2.16	$3.29	$(0.02)		$3.27

	Weighted-average number of common shares outstanding:
	Diluted	235.7	—		235.7	236.4	—		236.4

	Detail of Adjustments:
(a)	Non-cash adjustments for contingent consideration (SG&A)		$(9.6)				$(16.1)
(b)	Restructuring costs (COGS & SG&A)		4.1				5.4
(c)	Transformation costs (SG&A)		2.2				4.1
(d)	Tax impact of adjustments (a,b,c)		1.1				1.9
(e)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$(2.2)				$(4.7)

	Pre-tax impact of adjustments on cost of goods sold		$1.3				$4.5
	Pre-tax impact of adjustments on selling & administrative expenses		(4.6)				(11.1)
	Pre-tax impact of adjustments on operating income		$(3.3)				$(6.6)

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2021				For the six months ended June 30, 2021
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,829.7	$—		$3,829.7	$6,847.3	$—		$6,847.3

	Operating income	651.0	5.3	(a,b)	656.3	1,004.2	20.0	(a,b)	1,024.2
	Operating margin	17.0%			17.1%	14.7%			15.0%

	Earnings from continuing operations before income taxes	592.0	5.3	(a,b)	597.3	877.3	20.0	(a,b)	897.3
	Provision for income taxes	(122.8)	(1.8)	(c)	(124.6)	(171.2)	(5.4)	(c)	(176.6)
	Tax rate	20.7%			20.9%	19.5%			19.7%
	Earnings from continuing operations attributable to Trane Technologies plc	$464.9	$3.5	(d)	$468.4	$699.2	$14.6	(d)	$713.8

	Diluted earnings per common share
	Continuing operations	$1.91	$0.01		$1.92	$2.87	$0.06		$2.93

	Weighted-average number of common shares outstanding:
	Diluted	243.4	—		243.4	243.3	—		243.3

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$1.5				$11.8
(b)	Transformation costs (SG&A)		3.8				8.2
(c)	Tax impact of adjustments (a,b)		(1.8)				(5.4)
(d)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$3.5				$14.6

	Pre-tax impact of adjustments on cost of goods sold		$0.8				$2.6
	Pre-tax impact of adjustments on selling & administrative expenses		4.5				17.4
	Pre-tax impact of adjustments on operating income		$5.3				$20.0

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended June 30, 2022		For the quarter ended June 30, 2021
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$3,386.3		$2,971.6

	Segment operating income	$643.7	19.0%	$560.1	18.8%
	Restructuring/Other (a)	(8.5)	(0.2)%	1.7	0.1%
	Adjusted operating income *	635.2	18.8%	561.8	18.9%
	Depreciation and amortization	63.4	1.9%	56.3	1.9%
	Other income/(expense), net	3.6	—%	2.9	0.1%
	Adjusted EBITDA *	$702.2	20.7%	$621.0	20.9%

Europe, Middle East & Africa	Net revenues	$521.6		$523.2

	Segment operating income	$83.7	16.0%	$99.1	18.9%
	Restructuring	2.6	0.5%	0.4	0.1%
	Adjusted operating income	86.3	16.5%	99.5	19.0%
	Depreciation and amortization	6.9	1.3%	8.6	1.6%
	Other income/(expense), net	(0.8)	(0.1)%	(0.8)	(0.1)%
	Adjusted EBITDA	$92.4	17.7%	$107.3	20.5%

Asia Pacific	Net revenues	$282.5		$334.9

	Segment operating income	$40.6	14.4%	$57.8	17.3%
	Restructuring	(0.2)	(0.1)%	(0.3)	(0.1)%
	Adjusted operating income	40.4	14.3%	57.5	17.2%
	Depreciation and amortization	4.2	1.5%	4.5	1.3%
	Other income/(expense), net	(1.4)	(0.5)%	1.0	0.3%
	Adjusted EBITDA	$43.2	15.3%	$63.0	18.8%

Corporate	Unallocated corporate expense	$(57.4)		$(66.0)
	Restructuring/Other (b)	2.8		3.5
	Adjusted corporate expense	(54.6)		(62.5)
	Depreciation and amortization	5.3		5.4
	Other income/(expense), net	(3.0)		(2.8)
	Adjusted EBITDA	$(52.3)		$(59.9)

Total Company	Net revenues	$4,190.4		$3,829.7

	Operating income	$710.6	17.0%	$651.0	17.0%
	Restructuring/Other (a,b)	(3.3)	(0.1)%	5.3	0.1%
	Adjusted operating income	707.3	16.9%	656.3	17.1%
	Depreciation and amortization	79.8	1.9%	74.8	2.0%
	Other income/(expense), net	(1.6)	(0.1)%	0.3	—%
	Adjusted EBITDA	$785.5	18.7%	$731.4	19.1%
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
(a) Other within the Americas segment includes a non-cash adjustment for contingent consideration of $9.6M in 2022
(b) Other within Corporate includes Transformation costs of $2.2M in 2022 and $3.8M in 2021

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, non-cash adjustments for contingent consideration, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended June 30,
	2022	2021
Total Company
Adjusted EBITDA *	$785.5	$731.4
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(79.8)	(74.8)
Interest expense	(55.9)	(59.3)
Provision for income taxes	(136.6)	(122.8)
Restructuring	(4.1)	(1.5)
Transformation Costs	(2.2)	(3.8)
Non-cash adjustments for contingent consideration	9.6	—
Discontinued operations, net of tax	(1.6)	(0.2)
Net earnings from continuing operations attributable to noncontrolling interests	(5.6)	(4.3)
Net earnings attributable to Trane Technologies plc	$509.3	$464.7

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$1,090.2	$2,159.2
Accounts and notes receivable, net	2,758.2	2,429.4
Inventories	1,886.9	1,530.8
Other current assets	389.9	351.5
Total current assets	6,125.2	6,470.9
Property, plant and equipment, net	1,425.9	1,398.8
Goodwill	5,456.6	5,504.8
Intangible assets, net	3,282.5	3,305.6
Other noncurrent assets	1,390.6	1,379.7
Total assets	$17,680.8	$18,059.8

LIABILITIES AND EQUITY
Accounts payable	$2,000.2	$1,787.3
Accrued expenses and other current liabilities	2,580.3	2,614.7
Short-term borrowings and current maturities of long-term debt	1,049.8	350.4
Total current liabilities	5,630.3	4,752.4
Long-term debt	3,786.7	4,491.7
Other noncurrent liabilities	2,524.5	2,542.6
Shareholders' Equity	5,739.3	6,273.1
Total liabilities and equity	$17,680.8	$18,059.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the six months
	ended June 30,
	2022	2021
Operating Activities
Earnings from continuing operations	$786.9	$706.1
Depreciation and amortization	157.1	150.8
Changes in assets and liabilities and other non-cash items	(526.3)	(105.1)
Net cash provided by (used in) continuing operating activities	417.7	751.8
Net cash provided by (used in) discontinued operating activities	(184.2)	(1.2)
Net cash provided by (used in) operating activities	233.5	750.6

Investing Activities
Capital expenditures, net	(143.9)	(77.5)
Acquisition of businesses, net of cash acquired	(109.6)	(12.8)
Other investing activities, net	(4.6)	(71.8)
Net cash provided by (used in) continuing investing activities	(258.1)	(162.1)
Net cash provided by (used in) discontinued investing activities	(0.6)	—
Net cash provided by (used in) investing activities	(258.7)	(162.1)

Financing Activities
Payments of long-term debt	(7.5)	(307.5)
Dividends paid to ordinary shareholders	(310.9)	(281.6)
Repurchase of ordinary shares	(650.1)	(354.2)
Other financing activities, net	(33.1)	5.7
Net cash provided by (used in) financing activities of continuing operations	(1,001.6)	(937.6)

Effect of exchange rate changes on cash and cash equivalents	(42.2)	(28.4)
Net increase (decrease) in cash and cash equivalents	(1,069.0)	(377.5)
Cash and cash equivalents - beginning of period	2,159.2	3,289.9
Cash and cash equivalents - end of period	$1,090.2	$2,912.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	June 30,	June 30,	December 31,
	2022	2021	2021
Net Receivables	$2,758	$2,532	$2,429
Days Sales Outstanding	60.1	60.3	62.1

Net Inventory	$1,887	$1,386	$1,531
Inventory Turns	6.1	7.4	6.6

Accounts Payable	$2,000	$1,833	$1,787
Days Payable Outstanding	63.7	65.4	64.5

-------------------------------------------------------------------------------------------------------------------------------------------------------

	Six months ended	Six months ended
	June 30, 2022	June 30, 2021
Cash flow provided by continuing operating activities	$417.7	$751.8
Capital expenditures	(143.9)	(77.5)
Cash payments for restructuring	14.2	15.7
Transformation costs paid	7.4	6.4
QSF funding (continuing operations component)[1]	91.8	—
Free cash flow *	$387.2	$696.4

1 On March 2, 2022, the Company funded $270.0 million to the qualified settlement fund (QSF), of which $91.8 million was allocated to continuing operations and $178.2 million was allocated to discontinued operations
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION